
                                                 WRIGHT MEDICAL TECHNOLOGY, INC. AND SUBSIDIARIES
                                    COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

                                                          (in thousands, except ratios)



                                                                                           Years Ended December 31,
                                                                           ---------------------------------------------------------
                                                                                 1997                1996                   1995
                                                                           -----------------   -----------------   -----------------
Earnings:
  Loss before income taxes                                                 $        (22,572)   $        (14,589)    $        (4,873)
  Add back:  Interest expense                                                        11,675              10,718              10,899
             Amortization of debt issuance cost                                       1,387               1,361               1,036
             Portion of rent expense representative of interest factor                  519                 459                 451
                                                                           -----------------   -----------------   -----------------

  Earnings (loss) as adjusted                                              $         (8,991)   $         (2,051)   $          7,513
                                                                           =================   =================   =================

Fixed charges:
  Interest expense                                                         $         11,675    $         10,718    $         10,899
  Amortization of debt issuance cost                                                  1,387               1,361               1,036
  Portion of rent expense representative of interest factor                             519                 459                 451
                                                                           -----------------   -----------------   -----------------

                                                                           $         13,581    $         12,538    $         12,386
                                                                           =================   =================   =================

Preferred dividends                                                        $         12,121    $         14,251    $         16,863
Accretion of preferred stock                                                          6,477               6,458               4,573
                                                                           -----------------   -----------------   -----------------
                                                                           $         18,598    $         20,709    $         21,436
                                                                           =================   =================   =================

Ratio of earnings to fixed charges                                                       (a)                 (a)                 (a)
                                                                           =================  ==================   =================
Ratio of earnings to fixed charges, preferred dividends and accretion
  of preferred stock                                                                     (b)                 (b)                 (b)
                                                                           =================  ==================   =================


(a) Earnings were inadequate to cover fixed charges by $22.6 million, $14.6 million, and $4.9 million, respectively, for the years ended December 31, 1997, December 31, 1996, and December 31, 1995.

(b) Earnings were inadequate to cover fixed charges, preferred dividends and accretion of preferred stock by $41.2 million, $35.3 million, and $26.3 million respectively, for the years ended December 31, 1997, December 31, 1996, and December 31, 1995. Certain of the preferred dividends are, at the option of the Company, payable in kind.

                                                  Page 116 of 119
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